Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated June 12, 2011, relating to the financial statements which appears in  D. Medical Industries Ltd's Annual Report on Form 20-F for the year ended December 31,2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kesselman & Kesselman
Haifa, Israel
Kesselman & Kesselman
September 1, 2011	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited